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                                                                     EXHIBIT 3.3

                           SECOND AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                NEUROMETRIX, INC.

     NeuroMetrix, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

     1. The name of the Corporation is NeuroMetrix, Inc. The date of the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was April 25, 2001 under the name "New NeuroMetrix, Inc." (the "Original Certificate").

     2. A Certificate of Merger was filed with the Secretary of State of the State of Delaware on May 14, 2001 merging NeuroMetrix, Inc., a Massachusetts Corporation, with and into the Corporation under the name "NeuroMetrix, Inc." (the "Certificate of Merger").

     3. The Original Certificate, as amended by the Certificate of Merger, was amended and restated by an Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on December 19, 2002 (the "Amended and Restated Certificate").

     4. The Amended and Restated Certificate was amended by Certificates of Amendment filed with the Secretary of State of the State of Delaware on March 12, 2004 and June 21, 2004 (the "Certificates of Amendment").

     5. This Second Amended and Restated Certificate of Incorporation (this "Certificate") amends, restates and integrates the provisions of the Amended and Restated Certificate, as amended by the Certificates of Amendment, and was duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the Delaware General Corporation Law (the "DGCL").

     6. The text of the Amended and Restated Certificate, as amended by the Certificate of Amendment, is hereby amended and restated in its entirety to provide as herein set forth in full.

                                    ARTICLE I

     The name of the Corporation is NeuroMetrix, Inc.

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                                   ARTICLE II

     The address of the Corporation's registered office in the State of Delaware is 2711 Centerville Road Suite 400, Wilmington, New Castle County. The name of the Corporation's registered agent at such address is Corporation Service Company.

                                   ARTICLE III

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

                                   ARTICLE IV

                                  CAPITAL STOCK

     The total number of shares of capital stock which the Corporation shall have authority to issue is eighty-two million six hundred fifteen thousand six hundred thirty (82,615,630) shares, of which (i) fifty million (50,000,000) shares shall be a class designated as common stock, par value $0.0001 per share (the "Common Stock"), (ii) eight hundred seventy-five thousand (875,000) shares shall be a class designated as Series A Voting Convertible Preferred Stock, par value $0.001 per share (the "Series A Convertible Preferred Stock"), (iii) six hundred twenty-five thousand (625,000) shares shall be a class designated as Series B Voting Convertible Preferred Stock, par value $0.001 per share (the "Series B Convertible Preferred Stock"), (iv) two million eight hundred fifty thousand (2,850,000) shares shall be a class designated as Series C-1 Voting Convertible Preferred Stock, par value $0.001 per share (the "Series C-1 Convertible Preferred Stock"), (v) one million one hundred forty-eight thousand one hundred (1,148,100) shares shall be a class designated as Series C-2 Non-Voting Convertible Preferred Stock, par value $0.001 per share (the "Series C-2 Convertible Preferred Stock" and, together with the Series C-1 Convertible Preferred Stock, the "Series C Convertible Preferred Stock"), (vi) six million two hundred twenty-two thousand two hundred twenty (6,222,220) shares shall be a class designated as Series D Voting Convertible Preferred Stock, par value $0.001 per share (the "Series D Convertible Preferred Stock"), (vii) seven million one hundred eleven thousand one hundred ten (7,111,110) shares shall be a class designated as Series E Voting Convertible Preferred Stock, par value $0.001 per share (the "Series E Convertible Preferred Stock"), (viii) eight million seven hundred eighty-four thousand two hundred (8,784,200) shares shall be a class designated as Series E-1 Voting Convertible Preferred Stock, par value $0.001 per share (the "Series E-1 Convertible Preferred Stock" and, together with the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock, the Series C Convertible Preferred Stock, the Series D Convertible Preferred Stock and the Series E Convertible Preferred Stock, the "Preferred Stock") and (ix) five million (5,000,000) shares shall be a class designated as undesignated preferred stock, par value $0.001 per share (the "Undesignated Preferred Stock").

     The number of authorized shares of the class of Undesignated Preferred Stock may from time to time be increased or decreased (but not below the number of shares outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote, without a vote of the holders of the Preferred Stock (subject to the terms of the Preferred

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Stock and except as otherwise provided in any certificate of designations of any series of Undesignated Preferred Stock).

     From and after the effective time (the "Effective Time") of this Certificate each share of Common Stock issued and outstanding immediately prior to the Effective Time shall be subdivided into one-fourth (1/4) of one share of Common Stock, provided that the Corporation shall not issue fractions of a share of Common Stock and, in lieu thereof, shall pay cash in the amount of the fair value of such fractions of a share as of the Effective Time as determined by the Board of Directors of the Corporation, or a committee thereof (the "Reverse Stock Split").

     Each certificate representing shares of Common Stock outstanding immediately prior to the Effective Time shall automatically and without the necessity of presenting the same for exchange represent after the Effective Time the applicable number of shares of Common Stock, or cash in lieu thereof, as provided in the Reverse Stock Split. Upon surrender to the Corporation of any such certificate(s), the Corporation shall issue to the persons entitled thereto new certificates representing the shares of Common Stock into which the shares represented by such certificate(s) have been subdivided and, to the extent provided above, cash in lieu of any fractional shares.

     The powers, preferences and rights of, and the qualifications, limitations and restrictions upon, each class or series of stock shall be determined in accordance with, or as set forth below in, this Article IV.

                                 A. COMMON STOCK

          Subject to all the rights, powers and preferences of the Preferred Stock and except as provided by law or in this Article IV (or in any certificate of designations of any series of Undesignated Preferred Stock):

               (a) the holders of the Common Stock shall have the exclusive right to vote for the election of directors of the Corporation (the "Directors") and on all other matters requiring stockholder action, each outstanding share entitling the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote; PROVIDED, HOWEVER, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate (or on any amendment to a certificate of designations of any series of Undesignated Preferred Stock) that alters or changes the powers, preferences, rights or other terms of one or more outstanding series of Undesignated Preferred Stock if the holders of such affected series are entitled to vote, either separately or together with the holders of one or more other such series, on such amendment pursuant to this Certificate (or pursuant to a certificate of designations of any series of Undesignated Preferred Stock) or pursuant to the DGCL;

               (b) dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends, but only when and as declared by the Board or any authorized committee thereof; and

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               (c)  upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock.

                               B. PREFERRED STOCK

     1. PREFERRED STOCK. The voting powers, preferences and rights (and the qualifications, limitations, or restrictions thereof) of the Preferred Stock are as set forth herein:

     2.   VOTING.

          2A. GENERAL. The holders of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C-1 Convertible Preferred Stock, Series D Convertible Preferred Stock, Series E Convertible Preferred Stock and Series E-1 Convertible Preferred Stock shall have full voting rights and powers, and, except as may be otherwise provided in this Certificate or by law, shall vote together with all other classes and series of stock of the Corporation as a single class on all actions to be taken by the stockholders of the Corporation. Except as otherwise provided by law or this Certificate, the holders of Series C-2 Convertible Preferred Stock shall have no voting rights. Each holder of shares of Preferred Stock which are entitled to vote shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Preferred Stock could be converted on the record date for the vote which is being taken. Fractional votes shall not, however, be permitted and, with respect to each holder of Preferred Stock, any fractional voting rights resulting from the above (after aggregating all shares of Common Stock into which shares of Preferred Stock held by a holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

          2B. BOARD SEATS. The holders of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, voting together as a single series, shall be entitled to elect one director of the Corporation. The holders of the Series C Convertible Preferred Stock, voting as a separate series, shall be entitled to elect one director of the Corporation. The holders of the Series D Convertible Preferred Stock, voting as a separate series, shall be entitled to elect one director of the Corporation. The holders of the Series E Convertible Preferred Stock and Series E-1 Convertible Preferred Stock, voting together as a single series, shall be entitled to elect one director of the Corporation. At any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or the written consent) of the holders of a majority of the shares of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock (taken together), a majority of the shares of Series C Convertible Preferred Stock, a majority of the shares of Series D Convertible Preferred Stock, and a majority of the shares of Series E Convertible Preferred Stock and Series E-1 Convertible Preferred Stock (taken together), then outstanding, respectively, shall constitute a quorum of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock (taken together), of the Series C Convertible Preferred Stock, of the Series D Convertible Preferred Stock, and of the Series E Convertible Preferred Stock and Series E-1 Convertible Preferred Stock (taken together), respectively, for the election of the director to be elected solely by the holders of the

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Series A Convertible Preferred Stock and Series B Convertible Preferred Stock,
voting together as a single series, for the election of the director to be elected solely by the holders of the Series C Convertible Preferred Stock, voting as a separate series, for the election of the director to be elected solely by the holders of the Series D Convertible Preferred Stock, voting as a separate series, and for the election of the director to be elected solely by the holders of the Series E Convertible Preferred Stock and Series E-1 Convertible Preferred Stock, voting together as a single series, respectively. A director elected by the holders of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock may be removed only by vote or written consent of the holders of a majority of the shares of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock (voting together as a single series), a director elected by the holders of the Series C Convertible Preferred Stock may be removed only by vote or written consent of the holders of a majority of the shares of Series C Convertible Preferred Stock (voting separately as a series), a director elected by the holders of the Series D Convertible Preferred Stock may be removed only by vote or written consent of the holders of a majority of the shares of Series D Convertible Preferred Stock (voting separately as a series), and a director elected by the holders of the Series E Convertible Preferred Stock and Series E-1 Convertible Preferred Stock may be removed only by vote or written consent of the holders of a majority of the shares of Series E Convertible Preferred Stock and Series E-1 Convertible Preferred Stock (voting together as a single series). A vacancy in any directorship elected by the holders of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock may be filled only by vote or written consent of the holders of a majority of the shares of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock (voting together as a single series), a vacancy in any directorship elected by the holders of the Series C Convertible Preferred Stock may be filled only by vote or written consent of the holders of a majority of the shares of Series C Convertible Preferred Stock (voting separately as a series), a vacancy in any directorship elected by the holders of the Series D Convertible Preferred Stock may be filled only by vote or written consent of the holders of a majority of the shares of Series D Convertible Preferred Stock (voting separately as a series), and a vacancy in any directorship elected by the holders of the Series E Convertible Preferred Stock and Series E-1 Convertible Preferred Stock may be filled only vote or written consent of the holders of a majority of the shares of Series E Convertible Preferred Stock and Series E-1 Convertible Preferred Stock (voting together as a single series).

     3. DIVIDENDS. The holders of record of shares of the Preferred Stock shall be entitled to receive cash dividends, when and as declared by the Board of Directors, at the annual rate of $0.016 per share of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or similar recapitalization affecting such shares), the annual rate of $0.06 per share of Series C Convertible Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or similar recapitalization affecting such shares), the annual rate of $0.135 per share of Series D Convertible Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or similar recapitalization affecting such shares), the annual rate of $0.16875 per share of Series E Convertible Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or similar recapitalization affecting such shares), and the annual rate of $0.09 per share of Series E-1 Convertible Preferred Stock (subject to appropriate adjustment in the event of

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any stock dividend, stock split, combination or similar recapitalization affecting such shares), respectively. Whether or not declared by the Board of Directors, dividends shall be cumulative and will accrue on each share of Preferred Stock from the date of issue thereof (except that, with respect to shares of Series D Convertible Preferred Stock, dividends shall accrue on each such share from the date of January 20, 1999) and, unless declared, shall be payable solely upon (i) the liquidation, dissolution or winding up of the Corporation, or (ii) the redemption of any of such holder's Preferred Stock pursuant to Section 7 hereof. Dividends accrued or payable on the Preferred Stock for any period less than a full quarter shall be computed on the basis of a 360-day year. So long as any shares of the Preferred Stock are outstanding, the Corporation shall not declare, pay or set apart any dividend on the Common Stock or declare, make or set apart any distribution on the Common Stock unless concurrently therewith all accrued dividends on the Preferred Stock, through the date of such declaration, payment, making or setting apart of any dividend or distribution on the Common Stock, are declared, paid, made or set apart, as the case may be. Upon conversion of any share of Preferred Stock under Section 6 hereof, unless declared, all such accrued and unpaid dividends on such share to and until the date of such conversion shall be forfeited and shall not be due and payable.

     4.   LIQUIDATION, DISSOLUTION OR WINDING UP.

          4A. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of the Series E-1 Convertible Preferred Stock and Series E Convertible Preferred Stock shall be entitled, before any distribution or payment is made upon any stock ranking on liquidation junior to the Series E-1 Convertible Preferred Stock and Series E Convertible Preferred Stock, to be paid an amount equal to the greater of (i) $1.50 per share and $2.8125 per share (in each case subject to appropriate adjustment in the event of any stock dividend, stock split, combination, or similar recapitalization affecting such shares), respectively, plus, in the case of each share, an amount equal to all accrued but unpaid dividends thereon, or (ii) such amount per share as would have been payable had each such share been converted to Common Stock pursuant to Section 6 immediately prior to such liquidation, dissolution or winding up. The foregoing amount payable with respect to one share of Series E-1 Convertible Preferred Stock being sometimes referred to as the "SERIES E-1 LIQUIDATION PREFERENCE PAYMENT" and with respect to all shares of Series E-1 Convertible Preferred Stock being sometimes referred to as the "SERIES E-1 LIQUIDATION PREFERENCE PAYMENTS." The foregoing amount payable with respect to one share of Series E Convertible Preferred Stock being sometimes referred to as the "SERIES E LIQUIDATION PREFERENCE PAYMENT" and with respect to all shares of Series E Convertible Preferred Stock being sometimes referred to as the "SERIES E LIQUIDATION PREFERENCE PAYMENTS." If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed to the holders of Series E-1 Convertible Preferred Stock and Series E Convertible Preferred Stock shall be insufficient to permit payment to the holders of Series E-1 Convertible Preferred Stock and Series E Convertible Preferred Stock of the amount distributable as aforesaid, then the entire assets of the Corporation to be so distributed shall be distributed ratably among the holders of Series E-1 Convertible Preferred Stock and Series E Convertible Preferred Stock. For purposes hereof, the Series E-1 Convertible Preferred Stock and the Series E Convertible Preferred Stock shall rank on liquidation, dissolution or winding up PARI PASSU to each other, and the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock, the Series C Convertible

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Preferred Stock, the Series D Convertible Preferred Stock and the Common Stock
shall rank on liquidation, dissolution or winding up junior to the Series E-1 Convertible Preferred Stock and the Series E Convertible Preferred Stock.

          4B. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, immediately after the holders of Series E-1 Convertible Preferred Stock and Series E Convertible Preferred Stock have been paid in full the Series E-1 Liquidation Preference Payments and the Series E Liquidation Preference Payments respectively, the holders of the shares of the Series D Convertible Preferred Stock shall be entitled, before any distribution or payment is made upon any stock ranking on liquidation junior to the Series D Convertible Preferred Stock, to be paid an amount equal to the greater of (i) $2.25 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or similar recapitalization affecting such shares) plus, in the case of each share, an amount equal to all accrued but unpaid dividends thereon, or (ii) such amount per share as would have been payable had each such share been converted to Common Stock pursuant to
Section 6 immediately prior to such liquidation, dissolution or winding up. The foregoing amount payable with respect to one share of Series D Convertible Preferred Stock being sometimes referred to as the "SERIES D LIQUIDATION PREFERENCE PAYMENT" and with respect to all shares of Series D Convertible Preferred Stock being sometimes referred to as the "SERIES D LIQUIDATION PREFERENCE PAYMENTS." If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed to the holders of the Series D Convertible Preferred Stock shall be insufficient to permit payment to the holders of Series D Convertible Preferred Stock of the amount distributable as aforesaid, then the entire assets of the Corporation to be so distributed shall be distributed ratably among the holders of Series D Convertible Preferred Stock. For purposes hereof, the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock, the Series C Convertible Preferred Stock and the Common Stock shall rank on liquidation, dissolution or winding up junior to the Series E-1 Convertible Preferred Stock, Series E Convertible Preferred Stock, and the Series D Convertible Preferred Stock.

          4C. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, immediately after the holders of the Series E-1 Convertible Preferred Stock, Series E Convertible Preferred Stock, and Series D Convertible Preferred Stock have been paid in full the Series E-1 Liquidation Preference Payments, the Series E Liquidation Preference Payments and the Series D Liquidation Preference Payments respectively, the holders of the shares of the Series C Convertible Preferred Stock shall be entitled, before any distribution or payment is made upon any stock ranking on liquidation junior to the Series C Convertible Preferred Stock, to be paid an amount equal to the greater of (i) $1.00 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or similar recapitalization affecting such shares) plus, in the case of each share, an amount equal to all accrued but unpaid dividends thereon, or (ii) such amount per share as would have been payable had each such share been converted to Common Stock pursuant to Section 6 immediately prior to such liquidation, dissolution or winding up. The foregoing amount payable with respect to one share of Series C Convertible Preferred Stock being sometimes referred to as the "SERIES C LIQUIDATION PREFERENCE PAYMENT" and with respect to all shares of Series C Convertible Preferred Stock being sometimes referred to as the "SERIES C LIQUIDATION PREFERENCE PAYMENTS." If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary,

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the assets to be distributed to the holders of the Series C Convertible
Preferred Stock shall be insufficient to permit payment to the holders of Series C Convertible Preferred Stock of the amount distributable as aforesaid, then the entire assets of the Corporation to be so distributed shall be distributed ratably among the holders of Series C Convertible Preferred Stock. For purposes hereof, the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock and the Common Stock shall rank on liquidation, dissolution or winding up junior to the Series E-1 Convertible Preferred Stock, Series E Convertible Preferred Stock, Series D Convertible Preferred Stock and the Series C Convertible Preferred Stock.

          4D. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, immediately after the holders of Series E-1 Convertible Preferred Stock, Series E Convertible Preferred Stock, Series D Convertible Preferred Stock, and Series C Convertible Preferred Stock shall have been paid in full the Series E-1 Liquidation Preference Payments, Series E Liquidation Preference Payments, Series D Liquidation Preference Payments and Series C Liquidation Preference Payments, the holders of the shares of the Series B Convertible Preferred Stock and Series A Convertible Preferred Stock shall be entitled, before any distribution or payment is made upon any stock ranking on liquidation junior to the Series B Convertible Preferred Stock and Series A Convertible Preferred Stock, to be paid an amount equal to the greater of (i) $0.32 per share and $0.228571 per share (in each case subject to appropriate adjustment in the event of any stock dividend, stock split, combination, or similar recapitalization affecting such shares), respectively, plus, in the case of each share, an amount equal to all accrued but unpaid dividends thereon, or (ii) such amount per share as would have been payable had each such share been converted to Common Stock pursuant to Section 6 immediately prior to such liquidation, dissolution or winding up. The foregoing amount payable with respect to one share of Series B Convertible Preferred Stock being sometimes referred to as the "SERIES B LIQUIDATION PREFERENCE PAYMENT" and with respect to all shares of Series B Convertible Preferred Stock being sometimes referred to as the "SERIES B LIQUIDATION PREFERENCE PAYMENTS." The foregoing amount payable with respect to one share of Series A Convertible Preferred Stock being sometimes referred to as the "SERIES A LIQUIDATION PREFERENCE PAYMENT" and with respect to all shares of Series A Convertible Preferred Stock being sometimes referred to as the "SERIES A LIQUIDATION PREFERENCE PAYMENTS." If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed to the holders of Series B Convertible Preferred Stock and Series A Convertible Preferred Stock shall be insufficient to permit payment to the holders of Series B Convertible Preferred Stock and Series A Convertible Preferred Stock of the amount distributable as aforesaid, then the entire assets of the Corporation to be so distributed shall be distributed ratably among the holders of Series B Convertible Preferred Stock and Series A Convertible Preferred Stock. For purposes hereof, the Series B Convertible Preferred Stock and the Series A Convertible Preferred Stock shall rank on liquidation, dissolution or winding up PARI PASSU to each other, and the Common Stock shall rank on liquidation, dissolution or winding up junior to the Series E-1 Convertible Preferred Stock, Series E Convertible Preferred Stock, Series D Convertible Preferred Stock, Series C Convertible Preferred Stock, Series B Convertible Preferred Stock and the Series A Convertible Preferred Stock.

          4E. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, immediately after the holders of Series E-1 Convertible Preferred

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Stock, Series E Convertible Preferred Stock, Series D Convertible Preferred
Stock, Series C Convertible Preferred Stock, Series B Convertible Preferred Stock and Series A Convertible Preferred Stock shall have been paid in full the Series E-1 Liquidation Preference Payments, Series E Liquidation Preference Payments, the Series D Liquidation Preference Payments, the Series C Liquidation Preference Payments, the Series B Liquidation Preference Payments and the Series A Liquidation Preference Payments, respectively, the remaining net assets of the Corporation available for distribution shall be distributed ratably among the holders of the Common Stock.

          4F. Written notice of the liquidation, dissolution or winding up of the Corporation, stating a payment date, the amount of the Series A Liquidation Preference Payments, the Series B Liquidation Preference Payments, the Series C Liquidation Preference Payments, the Series D Liquidation Preference Payments, the Series E Liquidation Preference Payments and the Series E-1 Liquidation Preference Payments (collectively, the "LIQUIDATION PREFERENCE PAYMENTS"), as the case may be, and the place where said Liquidation Preference Payments shall be payable, shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, not less than 20 days prior to the payment date stated therein, to the holders of record of such series of Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.

          4G. The consolidation or merger of the Corporation in or with another corporation in which the stockholders of the Corporation shall own less than 50% of the voting securities of the resulting or surviving corporation or the sale, transfer or other disposition of all or substantially all of the assets of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 4 unless, prior to such transaction, the holder(s) of not less than 66 2/3% of the voting power of the then outstanding shares of Preferred Stock, by vote or written consent, determine that such transaction will not be deemed a liquidation, dissolution or winding up of the Corporation for purposes of this Section 4.

     5. RESTRICTIONS. At any time when shares of Series E-1 Convertible Preferred Stock or Series E Convertible Preferred Stock (with respect to 5A below), Series D Convertible Preferred Stock (with respect to 5B below), Series C Convertible Preferred Stock (with respect to 5C below), Series B Convertible Preferred Stock (with respect to 5D below) or Series A Convertible Preferred Stock (with respect to 5E below), are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by this Certificate, and in addition to any other vote required by law or this Certificate, the Corporation will not:

          5A. After the date of filing of this Certificate with the Secretary of State of the State of Delaware, without the approval of the holders of a majority of the then outstanding shares of Series E-1 Convertible Preferred Stock and Series E Convertible Preferred Stock given in writing or by vote at a meeting, consenting or voting (as the case may be) together as a single series,
(i) issue or sell any Common Stock or Common Stock Equivalent (as defined herein) at a price per share (in the case of Common Stock), or as to which the Net Consideration Per Share (as defined herein) (in the case of a Common Stock Equivalent) that the Corporation may receive is, equal to or less than $3.00 (subject to appropriate adjustment in the event of any stock

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dividend, stock split, combination or similar recapitalization affecting the
Series E-1 Convertible Preferred Stock, the Series E Convertible Preferred Stock or the Common Stock, other than the Reverse Stock Split with respect to which appropriate adjustment has been made and is reflected in the foregoing amount), other than any such issuance or sale referred to in (and which satisfies the terms and conditions of) Section 6E(6) below; (ii) create or authorize the creation of any additional class or series of shares of stock unless the same ranks PARI PASSU or junior to the Series E-1 Convertible Preferred Stock and Series E Convertible Preferred Stock as to dividends, redemption and the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or increase the authorized amount of the Series E-1 Convertible Preferred Stock or Series E Convertible Preferred Stock or increase the authorized amount of any additional class or series of shares of stock unless the same ranks PARI PASSU or junior to the Series E-1 Convertible Preferred Stock and Series E Convertible Preferred Stock as to dividends, redemption and the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or create or authorize any obligation or security convertible into shares of Series E-1 Convertible Preferred Stock, Series E Convertible Preferred Stock or into shares of any other class or series of stock unless the same ranks PARI PASSU or junior to the Series E-1 Convertible Preferred Stock and Series E Convertible Preferred Stock as to dividends, redemption and the distribution of assets on the liquidation, dissolution or winding up of the Corporation, whether any such creation, authorization or increase shall be by means of amendment to this Certificate or by merger, consolidation or otherwise; (iii) consent to any liquidation, dissolution or winding up of the Corporation or consolidate or merge into or with any other entity or entities or sell, lease, abandon, transfer or otherwise dispose of all or substantially all its assets; (iv) amend, alter or repeal this Certificate or the Corporation's by-laws in a manner that adversely affects the holders of the Series E-1 Convertible Preferred Stock or Series E Convertible Preferred Stock; (v) redeem or otherwise acquire any shares of Series E-1 Convertible Preferred Stock or Series E Convertible Preferred Stock, except pursuant to Section 7 below or pursuant to a purchase offer made pro rata to all holders of the shares of Series E-1 Convertible Preferred Stock and Series E Convertible Preferred Stock on the basis of the aggregate number of such shares then held by each such holder, provided that, in no event may the Corporation without the aforesaid approval of the holders of Series E-1 Convertible Preferred Stock and Series E Convertible Preferred Stock redeem or otherwise acquire any shares of capital stock of the Corporation ranking on liquidation under Section 4A junior to the Series E-1 Convertible Preferred Stock or Series E Convertible Preferred Stock; or (vi) declare or pay any dividends, or declare or make any other distribution, in respect of capital stock of the Corporation ranking on liquidation under Section 4A junior to the Series E-1 Convertible Preferred Stock or Series E Convertible Preferred Stock.

          5B. After the date of filing of this Certificate with the Secretary of State of the State of Delaware, without the approval of the holders of a majority of the then outstanding shares of Series D Convertible Preferred Stock given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a series, (i) issue or sell any Common Stock or Common Stock Equivalent (as defined herein) at a price per share (in the case of Common Stock), or as to which the Net Consideration Per Share (as defined herein) (in the case of a Common Stock Equivalent) that the Corporation may receive is, equal to or less than $4.50 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or similar recapitalization affecting the Series D Convertible Preferred Stock or the Common Stock, other than the Reverse Stock Split with respect to which appropriate adjustment has been made and is reflected in the foregoing amount), other than any such issuance or sale referred to in (and which satisfies the terms and conditions of) Section 6E(6) below; (ii) create or authorize the creation of any additional class or series of shares of stock unless the same ranks PARI PASSU or junior to the Series D Convertible Preferred Stock as to dividends, redemption and the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or increase the authorized amount of the Series D Convertible Preferred Stock or increase the authorized amount of any additional class or series of shares of stock unless the same ranks PARI PASSU or junior to the Series D Convertible Preferred Stock as to dividends, redemption and the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or create or authorize any obligation or security convertible into shares of Series D Convertible Preferred Stock or into shares of any other class or series of stock unless the same ranks PARI PASSU or junior to the Series D Convertible Preferred Stock as to dividends, redemption and the distribution of assets on the liquidation, dissolution or winding up of the Corporation, whether any such creation, authorization or increase shall be by means of amendment to this Certificate or by merger, consolidation or otherwise; (iii) consent to any liquidation, dissolution or winding up of the Corporation or consolidate or merge into or with any other entity or entities or sell, lease, abandon, transfer or otherwise dispose of all or substantially all its assets; (iv) amend, alter or repeal this Certificate or the Corporation's by-laws in a manner that adversely affects the holders of the Series D Convertible Preferred Stock;
(v) redeem or otherwise acquire any shares of Series D Convertible Preferred Stock, except pursuant to Section 7 below or pursuant to a purchase offer made pro rata to all holders of the shares of Series D Convertible Preferred Stock on the basis of the aggregate number of such shares then held by each such holder, provided that, in no event may the Corporation without the aforesaid approval of the holders of Series D Convertible Preferred Stock redeem or otherwise acquire any shares of capital stock of the Corporation ranking on liquidation under
Section 4B junior to the Series D Convertible Preferred Stock; or (vi) declare or pay any dividends, or declare or make any other distribution, in respect of capital stock of the Corporation ranking on liquidation under Section 4B junior to the Series D Convertible Preferred Stock.

          5C. After the date of filing of this Certificate with the Secretary of State of the State of Delaware, without the approval of the holders of a majority of the then outstanding shares of Series C Convertible Preferred Stock given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a series, (i) issue or sell any Common Stock or Common Stock Equivalent (as defined herein) at a price per share (in the case of Common Stock), or as to which the Net Consideration Per Share (as defined herein) (in the case of a Common Stock Equivalent) that the Corporation may receive is, equal to or less than $2.00 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or similar recapitalization affecting the Series C Convertible Preferred Stock or the Common Stock, other than the Reverse Stock Split with respect to which appropriate adjustment has been made and is reflected in the foregoing amount), other than any such issuance or sale referred to in (and which satisfies the terms and conditions of) Section 6E(6) below; (ii) create or authorize the creation of any additional class or series of shares of stock unless the same ranks PARI PASSU or junior to the Series C Convertible Preferred Stock as to dividends, redemption and the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or increase the authorized amount of the Series C Convertible Preferred Stock or increase the authorized amount of any additional class or series of shares of stock unless the same ranks PARI PASSU or junior to the Series C Convertible Preferred Stock as to dividends, redemption and the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or create or authorize any obligation or security convertible into shares of Series C Convertible Preferred Stock or into shares of any other class or series of stock unless the same ranks PARI PASSU or junior to the Series C Convertible Preferred Stock as to dividends, redemption and the distribution of assets on the liquidation, dissolution or winding up of the Corporation, whether any such creation, authorization or increase shall be by means of amendment to this Certificate or by merger, consolidation or otherwise; (iii) consent to any liquidation, dissolution or winding up of the Corporation or consolidate or merge into or with any other entity or entities or sell, lease, abandon, transfer or otherwise dispose of all or substantially all its assets; (iv) amend, alter or repeal this Certificate or the Corporation's by-laws in a manner that adversely affects the holders of the Series C Convertible Preferred Stock;
(v) redeem or otherwise acquire any shares of Series C Convertible Preferred Stock, except pursuant to Section 7 below or pursuant to a purchase offer made pro rata to all holders of the shares of Series C Convertible Preferred Stock on the basis of the aggregate number of such shares then held by each such holder, provided that, in no event may the Corporation without the aforesaid approval of the holders of Series C Convertible Preferred Stock redeem or otherwise acquire any shares of capital stock of the Corporation ranking on liquidation under
Section 4C junior to the Series C Convertible Preferred Stock; or (vi) declare or pay any dividends, or declare or make any other distribution, in respect of capital stock of the Corporation ranking on liquidation under Section 4C junior to the Series C Convertible Preferred Stock.

          5D. After the date of filing of this Certificate with the Secretary of State of the State of Delaware, without the approval of the holders of a majority of the then outstanding shares of Series B Convertible Preferred Stock given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a series, (i) issue or sell any Common Stock or Common Stock Equivalent (as defined herein) at a price per share (in the case of Common Stock), or as to which the Net Consideration Per Share (as defined herein) (in the case of a Common Stock Equivalent) that the Corporation may receive is, equal to or less than $0.64 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or similar recapitalization affecting the Series B Convertible Preferred Stock or the Common Stock, other than the Reverse Stock Split with respect to which appropriate adjustment has been made and is reflected in the foregoing amount), other than any such issuance or sale referred to in (and which satisfies the terms and conditions of) Section 6E(6) below; (ii) create or authorize the creation of any additional class or series of shares of stock unless the same ranks PARI PASSU or junior to the Series B Convertible Preferred Stock as to dividends, redemption and the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or increase the authorized amount of the Series B Convertible Preferred Stock or increase the authorized amount of any additional class or series of shares of stock unless the same ranks PARI PASSU or junior to the Series B Convertible Preferred Stock as to dividends, redemption and the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or create or authorize any obligation or security convertible into shares of Series B Convertible Preferred Stock or into shares of any other class or series of stock unless the same ranks PARI PASSU or junior to the Series B Convertible Preferred Stock as to dividends, redemption and the distribution of assets on the liquidation, dissolution or winding up of the Corporation, whether any such creation, authorization or increase shall be by means of amendment to this Certificate or by merger, consolidation or otherwise; (iii) consent to any liquidation, dissolution or winding up of the Corporation or consolidate or merge into or with any other entity or entities or sell, lease, abandon, transfer or otherwise dispose of all or substantially all its assets; (iv) amend, alter or repeal this Certificate or the Corporation's by-laws in a manner that adversely affects the holders of the Series B Convertible Preferred Stock; (v) redeem or otherwise acquire any shares of Series B Convertible Preferred Stock, except pursuant to
Section 7 below or pursuant to a purchase offer made pro rata to all holders of the shares of Series B Convertible Preferred Stock on the basis of the aggregate number of such shares then held by each such holder, provided that, without the aforesaid approval of the holders of Series B Convertible Preferred Stock in no event may the Corporation redeem or otherwise acquire any shares of capital stock of the Corporation ranking on liquidation under Section 4D junior to the Series B Convertible Preferred Stock; or (vi) declare or pay any dividends, or declare or make any other distribution, in respect of capital stock of the Corporation ranking on liquidation under Section 4D junior to the Series B Convertible Preferred Stock.

          5E. After the date of filing of this Certificate with the Secretary of State of the State of Delaware, without the approval of the holders of a majority of the then outstanding shares of Series A Convertible Preferred Stock given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a series, (i) issue or sell any Common Stock or Common Stock Equivalent (as defined herein) at a price per share (in the case of Common Stock), or as to which the Net Consideration Per Share (as defined herein) (in the case of a Common Stock Equivalent) that the Corporation may receive is, equal to or less than $0.4571428 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or similar recapitalization affecting the Series A Convertible Preferred Stock or the Common Stock, other than the Reverse Stock Split with respect to which appropriate adjustment has been made and is reflected in the foregoing amount), other than any such issuance or sale referred to in (and which satisfies the terms and conditions of) Section 6E(6) below; (ii) create or authorize the creation of any additional class or series of shares of stock unless the same ranks PARI PASSU or junior to the Series A Convertible Preferred Stock as to dividends, redemption and the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or increase the authorized amount of the Series A Convertible Preferred Stock or increase the authorized amount of any additional class or series of shares of stock unless the same ranks PARI PASSU or junior to the Series A Convertible Preferred Stock as to dividends, redemption and the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or create or authorize any obligation or security convertible into shares of Series A Convertible Preferred Stock or into shares of any other class or series of stock unless the same ranks PARI PASSU or junior to the Series A Convertible Preferred Stock as to dividends, redemption and the distribution of assets on the liquidation, dissolution or winding up of the Corporation, whether any such creation, authorization or increase shall be by means of amendment to this Certificate or by merger, consolidation or otherwise; (iii) consent to any liquidation, dissolution or winding up of the Corporation or consolidate or merge into or with any other entity or entities or sell, lease, abandon, transfer or otherwise dispose of all or substantially all its assets; (iv) amend, alter or repeal this Certificate or the Corporation's by-laws in a manner that adversely affects the holders of the Series A Convertible Preferred Stock;
(v) redeem or otherwise acquire any shares of Series A Convertible Preferred Stock, except pursuant to Section 7 below or pursuant to a purchase offer made pro rata to all holders of the shares of Series A Convertible Preferred Stock on the basis of the aggregate number of such shares then held by each such holder, provided that, in no event may the Corporation without the aforesaid approval of the holders of Series A Convertible Preferred Stock redeem or otherwise acquire any shares of capital stock of the Corporation ranking on liquidation under Section 4D junior to the Series A Convertible Preferred Stock; or (vi) declare or pay any dividends, or declare or make any other distribution, in respect of capital stock of the Corporation ranking on liquidation under
Section 4D junior to the Series A Convertible Preferred Stock.

     6. CONVERSION RIGHTS. The holders of shares of the Preferred Stock shall have the following conversion rights:

          6A.  GENERAL. Subject to and in compliance with the provisions of this
Section 6, any shares of Preferred Stock may, at the option of the holder, be converted at any time or from time to time into fully-paid and non-assessable shares of Common Stock. The number of shares of Common Stock to which a holder of shares of a particular series of Preferred Stock shall be entitled upon conversion shall be the product obtained by multiplying the Applicable Conversion Rate for such series of Preferred Stock (determined as provided in Section 6C hereof) by the number of shares of such series of Preferred Stock being converted.

          6B. AUTOMATIC CONVERSION UPON UNDERWRITTEN PUBLIC OFFERING OR ELECTION OF PREFERRED STOCK.

            6B(1). MANDATORY CONVERSION. Immediately (i) upon the closing of an underwritten public offering on a firm commitment basis pursuant to an effective registration statement on Form S-1 or Form SB-2 or their then equivalents under the Securities Act of 1933, covering the offer and sale of Common Stock for the account of the Corporation in which either (A) the registration statement registering such offering becomes effective on or before December 31, 2004 or
(B) the aggregate net proceeds to the Corporation exceed $25 million and the price per share of Common Stock equals or exceeds $24.00 (such per share price to be appropriately adjusted upon the occurrence of any stock dividend, stock split, combination or similar recapitalization, other than the Reverse Stock Split with respect to which appropriate adjustment has been made and is reflected in the foregoing amount) (a "QUALIFIED PUBLIC OFFERING"), all outstanding shares of Preferred Stock shall be converted automatically into the number of shares of Common Stock into which such shares of Preferred Stock are then convertible pursuant to Section 6 hereof (subject to adjustment as provided in this Section 6) as of the closing and consummation of such underwritten public offering without any further action by the holders of such shares and whether or not the certificates representing such shares of Preferred Stock are surrendered to the Corporation or its transfer agent for the Common Stock into which such shares of Preferred Stock have been converted; or (ii) upon the approval, set forth in a written notice to the Corporation, of the holders of a majority of the outstanding shares of any series of Preferred Stock of an election to convert such series of Preferred Stock into Common Stock, then all outstanding shares of such series of Preferred Stock shall be converted automatically into the number of shares of Common Stock into which such shares of Preferred Stock are then convertible pursuant to Section 6 hereof (subject to adjustment as provided in this Section 6) as of the stated date of approval of such holders of such series of Preferred Stock, without any further action by the holders of such shares and whether or not the certificates representing such shares of Preferred Stock are surrendered to the Corporation or its transfer agent for the Common Stock into which such shares of Preferred Stock have been converted.

            6B(2). PROCEDURE UPON MANDATORY CONVERSION. Upon the occurrence of the conversion specified in Section 6B(1) above (the "MANDATORY CONVERSION DATE"), the holders of any shares of the Preferred Stock so converted shall surrender the certificates representing such shares at the office of the Corporation or of its transfer agent for the Common Stock. Thereupon, there shall be issued and delivered to each such holder a certificate or certificates for the number of shares of Common Stock into which the shares of such series of Preferred Stock surrendered were convertible on the Mandatory Conversion Date; cash in the amount of all declared and unpaid dividends on such shares of Preferred Stock (if any), up to and including the Mandatory Conversion Date; and cash, as provided in Section 6K, in respect of any fraction of a share of Common Stock issuable upon such conversion. Upon the Mandatory Conversion Date, the rights of the holder as holder of the converted shares of Preferred Stock shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby. The Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing such shares of Preferred Stock so converted are either delivered to the Corporation or any such transfer agent or the holder notifies the Corporation or any such transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith.

          6C. APPLICABLE CONVERSION RATE. The applicable conversion rate in effect at any time for each series of Preferred Stock (with respect to each such series, the "APPLICABLE CONVERSION RATE") shall be calculated with respect to each such series as follows: (i) with respect to the Series A Convertible Preferred Stock, the "APPLICABLE CONVERSION RATE" shall be the quotient obtained by dividing $0.2285714 by the Applicable Conversion Value for such series of Preferred Stock, calculated as provided in Section 6D, (ii) with respect to the Series B Convertible Preferred Stock, the "APPLICABLE CONVERSION RATE" shall be the quotient obtained by dividing $0.32 by the Applicable Conversion Value for the Series B Convertible Preferred Stock, calculated as provided in Section 6D,
(iii) with respect to the Series C Convertible Preferred Stock, the "APPLICABLE CONVERSION RATE" shall be the quotient obtained by dividing $1.00 by the Applicable Conversion Value for the Series C Convertible Preferred Stock, calculated as provided in Section 6D, (iv) with respect to the Series D Convertible Preferred Stock, the "APPLICABLE CONVERSION RATE" shall be the quotient obtained by dividing $2.25 by the Applicable Conversion Value for the Series D Convertible Preferred Stock, calculated as provided in Section 6D, (v) with respect to the Series E Convertible Preferred Stock, the "APPLICABLE CONVERSION RATE" shall be the quotient obtained by dividing $2.8125 by the Applicable Conversion Value for the Series E Convertible Preferred Stock, calculated as provided in Section 6D, and (vi) with respect to the Series E-1 Convertible Preferred Stock, the "APPLICABLE CONVERSION RATE" shall be the quotient obtained by dividing $1.50 by the Applicable Conversion Value for the Series E-1 Convertible Preferred Stock, calculated as provided in Section 6D.

          6D. APPLICABLE CONVERSION VALUE. The Applicable Conversion Value in effect from time to time with respect to each series of Preferred Stock shall be determined as follows: (i) with respect to the Series A Convertible Preferred Stock, the Applicable Conversion Value shall initially be $0.9142856, subject to adjustment in accordance with Sections 6E and 6F hereof, (ii) with respect to the Series B Convertible Preferred Stock, the Applicable Conversion Value shall initially be $1.28, subject to adjustment in accordance with Sections 6E and 6F hereof, (iii) with respect to the Series C Convertible Preferred Stock, the Applicable Conversion Value shall initially be $4.00, subject to adjustment in accordance with Sections 6E and 6F hereof, (iv) with respect to the Series D Convertible Preferred Stock, the Applicable Conversion Value shall initially be $7.2355644, subject to adjustment in accordance with Sections 6E and 6F hereof, and (v) with respect to the Series E Convertible Preferred Stock, the Applicable Conversion Value shall initially be $6.00, subject to adjustment in accordance with Sections 6E and 6F hereof and (vi) with respect to the Series E-1 Convertible Preferred Stock, the Applicable Conversion Value shall initially be $6.00, subject to adjustment in accordance with Sections 6E and 6F hereof.

            6E(1). ADJUSTMENTS TO APPLICABLE CONVERSION VALUE OF PREFERRED STOCK FOR DILUTIVE ISSUANCES.

                    (a) UPON SALE OF COMMON STOCK. Subject to Section 6E(1)(b) below solely with respect to shares of Series E-1 Convertible Preferred Stock and Series E Convertible Preferred Stock, if the Corporation shall, while there are any shares of Preferred Stock outstanding, issue or sell shares of its Common Stock at a price per share less than the Applicable Conversion Value with respect to one or more series of Preferred Stock, as in effect immediately prior to such issuance or sale, then in each such case, the Applicable Conversion Value with respect to such series of Preferred Stock, upon each such issuance or sale, except as hereinafter provided, shall be lowered so as to be equal to an amount determined by multiplying the Applicable Conversion Value with respect to such series of Preferred Stock, as in effect immediately prior to such issuance or sale by a fraction:

                         (i) the numerator of which shall be (a) the number of shares of Common Stock deemed to be outstanding immediately prior to the issuance of such additional shares of Common Stock (calculated on a fully diluted basis and assuming the exercise or conversion of all then outstanding options, warrants, purchase rights or convertible securities), plus (b) the number of shares of Common Stock which the net aggregate consideration, if any, received by the Corporation for the total number of such additional shares of Common Stock so issued would purchase at the Applicable Conversion Value with respect to such series of Preferred Stock, as in effect immediately prior to such issuance; and

                         (ii) the denominator of which shall be (a) the number of shares of Common Stock deemed to be outstanding immediately prior to the issuance of such additional shares of Common Stock (calculated on a fully diluted basis and assuming the exercise or conversion of all then outstanding options, warrants, purchase rights or convertible securities) plus (b) the number of such additional shares of Common Stock so issued.

                    (b) SERIES E-1 CONVERTIBLE PREFERRED STOCK AND SERIES E CONVERTIBLE PREFERRED STOCK. If the Corporation shall, while there are any shares of Series E-1 Convertible

Preferred Stock or Series E Convertible Preferred Stock outstanding, issue or sell shares of its Common Stock at a price per share less than the Applicable Conversion Value with respect to the Series E-1 Convertible Preferred Stock or the Series E Convertible Preferred Stock, as in effect immediately prior to such issuance or sale (a "Dilutive Issuance"), then the Applicable Conversion Value with respect to such series of Preferred Stock, upon any Dilutive Issuance, except as hereinafter provided, shall be lowered so as to be equal to such Net Consideration Per Share at which such Common Stock was issued or sold.

            6E(2). ADJUSTMENTS FOR ISSUANCE OF WARRANTS, OPTIONS AND RIGHTS TO COMMON STOCK OR CONVERTIBLE SECURITIES. For the purposes of this Section 6E, the issuance, whether directly or indirectly, of any warrants, options, subscriptions or purchase rights with respect to shares of Common Stock and the issuance, whether directly or indirectly, of any securities convertible into or exchangeable for shares of Common Stock, or the issuance of any warrants, options, subscriptions or purchase rights with respect to such convertible or exchangeable securities, (collectively, "COMMON STOCK EQUIVALENTS" and individually, a "COMMON STOCK EQUIVALENT") shall be deemed an issuance at such time of such Common Stock if the Net Consideration Per Share which may be received by the Corporation for such Common Stock shall be LESS THAN the Applicable Conversion Value with respect to one or more series of Preferred Stock as in effect at the time of such issuance. Any obligation, agreement or undertaking to issue Common Stock Equivalents at any time in the future shall be deemed to be an issuance at the time such obligation, agreement or undertaking is made or arises.

                         No adjustment of the Applicable Conversion Value for a
series of Preferred Stock shall be made under this Section 6E upon the issuance of any shares of Common Stock which are issued pursuant to the exercise, conversion or exchange of Common Stock Equivalents if any adjustment shall previously have been made with respect to such series of Preferred Stock upon the issuance of any such Common Stock Equivalents as above provided.

            6E(3). DECREASES IN APPLICABLE CONVERSION VALUE; EXPIRATION OR CANCELLATION OF WARRANTS, OPTIONS OR RIGHTS WITHOUT EXERCISE. Should the Net Consideration Per Share of any such Common Stock Equivalents be decreased from time to time, then, upon the effectiveness of each such change, the Applicable Conversion Value for each series of Preferred Stock, shall be adjusted to such Applicable Conversion Value with respect to such series of Preferred Stock as would have been obtained (1) had the adjustments made upon the issuance of such Common Stock Equivalents been made upon the basis of the actual Net Consideration Per Share of such securities, and (2) had any adjustments made to the Applicable Conversion Value for such series of Preferred Stock since the date of issuance of such Common Stock Equivalents been made to the Applicable Conversion Value with respect to such series of Preferred Stock as adjusted pursuant to clause (1) above. Any adjustment of the Applicable Conversion Value with respect to any series of Preferred Stock which relates to Common Stock Equivalents shall be disregarded if, as, and when all of such Common Stock Equivalents lapse, terminate, expire or are canceled without being exercised, so that the Applicable Conversion Value for such series of Preferred Stock effective immediately upon such cancellation or expiration shall be equal to the Applicable Conversion Value with respect to such series of Preferred Stock in effect at the time of the issuance of the lapsed, terminated, expired or canceled Common Stock Equivalents, with such additional adjustments as would have been made to the Applicable Conversion Value with respect to such series of Preferred Stock had the lapsed, terminated, expired or canceled Common Stock Equivalents not been issued.

            6E(4). DEFINITIONS. For purposes of this Section 6, the "NET CONSIDERATION PER SHARE" which may be received by the Corporation shall be determined as follows:

                         (a) The "NET CONSIDERATION PER SHARE" shall mean the amount equal to the total amount of consideration, if any, received by the Corporation for the issuance of such Common Stock Equivalents plus the minimum amount of consideration, if any, payable to the Corporation upon exercise, conversion or exchange thereof, divided by the aggregate number of shares of Common Stock that would be issued if all such Common Stock Equivalents were exercised, exchanged or converted.

                         (b) The "NET CONSIDERATION PER SHARE" which may be received by the Corporation shall be determined in each instance as of the date of issuance of any Common Stock Equivalents without giving effect to any possible future upward price adjustments or rate adjustments which may be applicable with respect to such Common Stock Equivalents.

            6E(5). CONSIDERATION OTHER THAN CASH. For purposes of this Section 6E, if a part of or all of the consideration received by the Corporation in connection with the issuance of shares of Common Stock or Common Stock Equivalents consists of property other than cash, such consideration shall be deemed to have a fair market value as is reasonably determined in good faith by the Board of Directors of the Corporation.

            6E(6). EXCEPTIONS TO DILUTIVE ISSUANCES. This Section 6E shall not apply under any of the circumstances which would constitute an Extraordinary Common Stock Event (as hereinafter defined in Section 6F). Further, this Section 6E shall not apply to:

                    (a) (i) the grant or issuance to directors, officers, employees or consultants of the Company or any subsidiary of options and/or restricted stock awards with respect to up to 1,549,167 shares (equitably adjusted in the event of any stock split, stock dividend, combination, reclassification, recapitalization, reorganization or other similar event with respect to the Common Stock other than the Reverse Stock Split with respect to which appropriate adjustment has been made and is reflected in the foregoing amount) of Common Stock pursuant to the NeuroMetrix, Inc. Amended and Restated 1996 Stock Option/Restricted Stock Plan, NeuroMetrix, Inc. 1998 Equity Incentive Plan, as amended, or NeuroMetrix, Inc. 1998-A Equity Incentive Plan, or the issuance (or transfer by Shai N. Gozani, M.D., Ph.D., to the optionee in the case of options granted pursuant to the NeuroMetrix, Inc. Amended and Restated 1996 Stock Option/Restricted Stock Plan) of shares of Common Stock pursuant to the exercise of such options (which issuance shall dilute all of the Corporation's stockholders on a pro rata basis) or (ii) the grant or issuance of additional options and/or restricted stock awards to directors, officers, employees and consultants of the Corporation or any subsidiary, or the issuance of shares of Common Stock pursuant to the exercise of such options (which issuance shall dilute all of the Company's stockholders on a pro rata basis), pursuant to any qualified or non-qualified stock option plan or agreement, stock purchase plan, employee stock ownership plan, restricted stock plan, stock appreciation right (SAR) plan, stock purchase agreement, stock restriction agreement, consulting agreement or other agreements or plans approved by a majority of the members of the Board of Directors of the Corporation then in office with the concurrence of the directors elected by the holders of Preferred Stock;

               (b) securities issued solely in consideration for the acquisition (whether by merger or otherwise) by the Corporation of all or substantially all of the capital stock or assets of any other corporation or entity, or securities issued solely in consideration for, or in connection with, the grant by or to the Corporation of marketing rights, distribution rights, license rights or similar rights to proprietary technology, whether of the Corporation to any other entity or of any other entity to the Corporation; PROVIDED, HOWEVER, the issuance of such securities is approved by a majority of the members of the Board of Directors of the Corporation then in office and which must include the approval of a majority of the directors elected by the holders of Preferred Stock;

               (c) shares of Common Stock issuable upon conversion of any shares of the Preferred Stock.

          6F. UPON EXTRAORDINARY COMMON STOCK EVENT. Upon the happening of an Extraordinary Common Stock Event (as hereinafter defined), other than the Reverse Stock Split with respect to which appropriate adjustment of the Applicable Conversion Value with respect to each series of Preferred Stock has already been reflected in the amount of the Applicable Conversion Value with respect to each series of Preferred Stock set forth in this Certificate, the Applicable Conversion Value with respect to each series of Preferred Stock shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the then effective Applicable Conversion Value for such series of Preferred Stock by a fraction, (1) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event; and (2) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Applicable Conversion Value for such series of Preferred Stock. The Applicable Conversion Value with respect to each series of Preferred Stock, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

               An "EXTRAORDINARY COMMON STOCK EVENT" shall mean: (i) the issuance of additional shares of Common Stock as a dividend or other distribution on the outstanding shares of Common Stock, (ii) the subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) the combination of the outstanding shares of Common Stock into a smaller number of shares of Common Stock.

          6G. CAPITAL REORGANIZATION OR RECLASSIFICATION. If the shares of Common Stock issuable upon the conversion of the Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for in
Section 6F, or a reorganization, merger, consolidation or sale of assets provided for in Section 6H), then and in each such event the holder of shares of Preferred Stock shall have the right thereafter to convert such shares into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change by the holders of the number of shares of Common Stock into which such shares of Preferred Stock might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

          6H. REORGANIZATION, MERGER OR SALE OF ASSETS. If at any time or from time to time there shall be a capital reorganization of the capital stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 6), merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation's properties and assets to any other person or entity (a "REORGANIZATION"), then, unless such Reorganization is deemed to be a liquidation, dissolution or winding up of the Corporation pursuant to Section 4G above (in which case the provisions of Section 4 shall apply), as a part of such Reorganization, provision shall be made so that each holder of Preferred Stock shall thereafter be entitled to receive upon conversion of such shares of Preferred Stock, the number of shares of stock or other securities or property of the Corporation, or of the successor corporation resulting from or in such Reorganization, to which a holder of the number of shares of Common Stock into which such holder's shares of Preferred Stock were convertible immediately prior to such Reorganization would have been entitled upon consummation of such Reorganization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 6 with respect to the rights of the holders of Preferred Stock after the Reorganization to the end that the provisions of this Section 6 (including adjustment of the Applicable Conversion Value then in effect for the Preferred Stock and the number of shares of Common Stock issuable upon conversion of the Preferred Stock) shall be applicable after that event in as nearly equivalent a manner as may be practicable.

               The provisions of this Section 6H shall not apply to any reorganization, merger or consolidation involving (1) only a change in the state of incorporation of the Corporation, (2) a merger of the Corporation with or into a wholly-owned subsidiary of the Corporation that is incorporated in the United States of America, or (3) an acquisition by merger, reorganization or consolidation of another corporation that is engaged in a business similar or related to, or complementary with, the business of the Corporation in which transaction the Corporation is the surviving corporation and operates as a going concern, provided in the case of (1), (2), or (3), that such transaction does not involve a recapitalization or reorganization or other change or any exchange of the Preferred Stock or Common Stock.

          6I. CERTIFICATE AS TO ADJUSTMENTS. In each case of an adjustment or readjustment of the Applicable Conversion Rate with respect to any series of Preferred Stock, the Corporation will furnish each holder of such series of Preferred Stock with a certificate, prepared by the Chief Financial Officer or Treasurer of the Corporation, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based. All adjustments shall be rounded upward or downward to the nearest fifth decimal place. All adjustments which represent a change in the Applicable Conversion Rate of less than one percent (1%) shall be cumulated and carried forward and added to the next adjustment. The Corporation agrees to maintain its stock transfer and registry books so as to reflect accurately the Applicable Conversion Value and conversion rates with respect to each holder of shares of Preferred Stock.

          6J. EXERCISE OF CONVERSION PRIVILEGE. To exercise his conversion privilege, a holder of the Preferred Stock shall surrender the certificates representing the shares being converted to the Corporation at its principal office, and shall give written notice to the Corporation at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificates for shares of Common Stock issuable upon such conversion shall be issued. The certificates for shares of Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank. The date when such written notice is received by the Corporation, together with the certificates representing the shares of Preferred Stock being converted, shall be deemed the "CONVERSION DATE." As promptly as practicable after the Conversion Date, the Corporation shall issue and deliver certificates to each holder of shares of any series of Preferred Stock so converted, or on its written order, such certificates as it may request, for the number of whole shares of Common Stock issuable upon the conversion of such shares of Preferred Stock in accordance with the provisions of this Section 6, cash in the amount of all declared and unpaid dividends on such shares of Preferred Stock (if any), up to and including the Conversion Date, and cash, as provided in Section 6K, in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of the Preferred Stock shall cease and the person or persons in whose name or names any certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

          6K. CASH IN LIEU OF FRACTIONAL SHARES. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of shares of Preferred Stock, the Corporation shall pay to the holder of shares of Preferred Stock which were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed in good faith by the Board of Directors) at the close of business on the Conversion Date. The determination as to whether or not any fractional shares are issuable shall be based upon the total number of shares of such series of Preferred Stock so converted at any one time by any holder thereof, and not upon each share of such series of Preferred Stock so converted.

          6L. PARTIAL CONVERSION. In the event some but not all of the shares of any series of Preferred Stock represented by a certificate surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of such series of Preferred Stock which were not converted.

          6M. RESERVATION OF COMMON STOCK. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of shares of the Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of

Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

          6N.  OTHER NOTICES. In case at any time:

               (1) the Corporation shall declare any dividend upon its Common Stock payable or make any other distribution to the holders of its Common Stock;

               (2) the Corporation shall offer for subscription PRO RATA to the holders of its Common Stock any additional shares of stock of any class or other rights;

               (3) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with or into another entity or entities, or a sale, lease, abandonment, transfer or other disposition of all or substantially all its assets; or

               (4) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in any one or more of said cases, the Corporation shall give, by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, addressed to each holder of any shares of Preferred Stock at the address of such holder as shown on the books of the Corporation, (a) at least 20 days prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up and (b) in the case of any such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up, at least 20 days prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up, as the case may be.

          6O. NO REISSUANCE OF PREFERRED STOCK. Shares of Preferred Stock which are converted into shares of Common Stock as provided herein shall not be reissued.

          6P. ISSUE TAX. The issuance of certificates for shares of Common Stock upon conversion of any of shares of Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof; provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Preferred Stock which is being converted.

          6Q. CLOSING OF BOOKS. The Corporation will at no time close its transfer books against the transfer of any shares of Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Preferred Stock in any manner which interferes with the timely conversion of such shares of Preferred Stock, except as may otherwise be required to comply with applicable securities laws or that certain Fourth Amended and Restated Stockholders Agreement, dated as of December 20, 2002, as amended from time to time, by and among the Corporation and the Stockholders referred to therein.

          6R. DEFINITION OF COMMON STOCK. As used in this Section 6, the term "COMMON STOCK" shall mean and include the Corporation's authorized Common Stock, par value $0.0001 per share, as constituted on the date of filing of this Certificate, and shall also include any capital stock of any class of the Corporation thereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that the shares of Common Stock receivable upon conversion of shares of Preferred Stock shall include only shares designated as Common Stock of the Corporation on the date of filing of this instrument, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in subparagraph 6H.

     7.   REDEMPTION

          7A. REDEMPTION DATES AND PRICE. On December 20 of each of 2005, 2006 and 2007 (each such date being referred to hereinafter as a "Redemption Date"; and December 20 of 2005 also being referred to hereinafter as the "Initial Redemption Date"), the Corporation will redeem from each holder of shares of Preferred Stock, at a price equal to $0.2285714 per share of Series A Convertible Preferred Stock, $0.32 per share of Series B Convertible Preferred Stock, $1.00 per share of Series C Convertible Preferred Stock, $2.25 per share of Series D Convertible Preferred Stock, $2.8125 per share of Series E Convertible Preferred Stock and $1.50 per share of Series E-1 Convertible Preferred Stock, in each case, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares, plus all accrued but unpaid dividends thereon (with respect to each such series of Preferred Stock, the "Applicable Redemption Price"), up to one-third of the shares of each such series of Preferred Stock outstanding immediately prior to the Initial Redemption Date as such holder may request in a written notice to the Corporation specifying the number of shares to be redeemed and the date on which such stock is to be redeemed (a "Redemption Notice"), which date shall not be less than 20 nor more than 90 days from the date of such Redemption Notice. The right of redemption shall be cumulative so that if the holder does not elect to have the Corporation redeem any or all of the maximum portion of such holder's Preferred Stock, the holder shall have such right with respect to all such shares on the next Redemption Date, as set forth in a Redemption Notice.

          7B. PAYMENT OF REDEMPTION PRICE. Payment of the Applicable Redemption Price shall be made by the Corporation by the delivery of a check in the amount of the Applicable Redemption Price, payable to the record holder of the shares of Preferred Stock which have been redeemed, mailed to such holder by first class or registered mail, postage prepaid, to such holder at such holder's address last shown on the records of the Corporation's transfer agent for the Preferred Stock (or records of the Corporation if it serves as its own transfer agent).

          7C. PRIORITY. If, at any time that shares of Preferred Stock are required to be redeemed pursuant to this Section 7, the funds of the Corporation legally available for redemption of the Preferred Stock, as determined under the Delaware General Corporation Law, are insufficient to redeem the number of shares required to be redeemed, those funds which are so legally available shall be used first, to redeem PRO RATA based on the respective aggregate Applicable Redemption Price for the Series E-1 Convertible Preferred Stock and the Series E Convertible Preferred Stock the maximum possible number of such shares of Series E-1 Convertible Preferred Stock and Series E Convertible Preferred Stock required to be redeemed at such time pursuant to this Section 7; second, to redeem the maximum possible number of such shares of Series D Convertible Preferred Stock required to be redeemed at such time pursuant to this Section 7; third, to redeem the maximum possible number of such shares of Series C Convertible Preferred Stock required to be redeemed at such time pursuant to this Section 7; and thereafter, to redeem PRO RATA based on the respective aggregate Applicable Redemption Price for the Series B Convertible Preferred Stock and the Series A Convertible Preferred Stock the maximum possible number of shares of Series B Convertible Preferred Stock and Series A Convertible Preferred Stock required to be redeemed at such time pursuant to this Section 7. At any time thereafter when additional funds of the Corporation become legally available for the redemption of shares of Preferred Stock, such funds shall, at the end of each succeeding fiscal quarter, be used first, to redeem PRO RATA based on the respective aggregate Applicable Redemption Price for the Series E-1 Convertible Preferred Stock and the Series E Convertible Preferred Stock the maximum possible number of such shares of Series E-1 Convertible Preferred Stock and Series E Convertible Preferred Stock which the Corporation has become obligated to redeem pursuant to this Section 7, but which it has not redeemed; second, to redeem the maximum possible number of such shares of Series D Convertible Preferred Stock which the Corporation has become obligated to redeem pursuant to this Section 7, but which it has not redeemed; third, to redeem the maximum possible number of such shares of Series C Convertible Preferred Stock which the Corporation has become obligated to redeem pursuant to this Section 7, but which it has not redeemed; and thereafter, to redeem PRO RATA based on the respective aggregate Applicable Redemption Price for the Series B Convertible Preferred Stock and the Series A Convertible Preferred Stock the maximum number of such shares of Series B Convertible Preferred Stock and Series A Convertible Preferred Stock which the Corporation has become obligated to redeem pursuant to this Section 7, but which it has not redeemed.

          7D. CESSATION OF RIGHTS. Unless there shall have been a default in payment of the Applicable Redemption Price, no share of Preferred Stock is entitled to any dividends declared after the Applicable Redemption Date on which such share is to be redeemed pursuant to this Section 7, and on such applicable Redemption Date, all rights of the holder of such share as a stockholder of the Corporation by reason of the ownership of such share will cease, except the right to receive the Applicable Redemption Price of such share, without interest, upon presentation and surrender of the certificate representing such share, and such share will not from and after such applicable Redemption Date be deemed to be outstanding of any purpose whatsoever.

     8. AMENDMENTS. Except as provided in Section 5 above, which shall control with respect to the requisite votes or consents required thereby, these terms of the Preferred Stock may be amended, modified or waived with the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Preferred Stock.

                         C. UNDESIGNATED PREFERRED STOCK

          The Board of Directors or any authorized committee thereof is expressly authorized, to the fullest extent permitted by law, to provide for the issuance of the shares of Undesignated Preferred Stock in one or more series of such stock, and by filing a certificate pursuant to applicable law of the State of Delaware, to establish or change from time to time the number of shares of each such series, and to fix the designations, powers, including voting powers, full or limited, or no voting powers, preferences and the relative, participating, optional or other special rights of the shares of each series and any qualifications, limitations and restrictions thereof.

                                    ARTICLE V

                               STOCKHOLDER ACTION

     1. ACTION WITHOUT MEETING. Except as otherwise provided herein, any action required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders and may not be taken or effected by a written consent of stockholders in lieu thereof.

     2. SPECIAL MEETINGS. Except as otherwise required by statute and subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock, special meetings of the stockholders of the Corporation may be called only by the Board of Directors acting pursuant to a resolution approved by the affirmative vote of a majority of the Directors then in office. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation.

                                   ARTICLE VI

                                    DIRECTORS

     1. GENERAL. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors except as otherwise provided herein or required by law.

     2. ELECTION OF DIRECTORS. Election of Directors need not be by written ballot unless the By-laws of the Corporation (the "By-laws") shall so provide.

     3. NUMBER OF DIRECTORS; TERM OF OFFICE. The number of Directors of the Corporation shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board of Directors. The Directors, other than those who may be elected by the holders of any series or class of Preferred Stock, shall be classified, with respect to the term for which they severally hold office, into three classes, as nearly equal in number as reasonably possible. The Directors of the Corporation initially will be assigned to be Class I Directors, Class II Directors and Class III Directors of the Corporation in accordance with a resolution or resolutions adopted by the Board of Directors. The initial Class I Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2005, the initial Class II Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2006, and the initial Class III Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2007. At each annual meeting of stockholders, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Notwithstanding the foregoing, the Directors elected to each class shall hold office until their successors are duly elected and qualified or until their earlier resignation or removal.

     Notwithstanding the foregoing, whenever, pursuant to the provisions of
Article IV of this Certificate, the holders of any one or more series or class of Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate and any certificate of designations applicable thereto.

     4. VACANCIES. Subject to the rights, if any, of the holders of any series or class of Preferred Stock to elect Directors and to fill vacancies in the Board of Directors relating thereto, any and all vacancies in the Board of Directors, however occurring, including, without limitation, by reason of an increase in size of the Board of Directors, or the death, resignation, disqualification or removal of a Director, shall be filled solely and exclusively by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board of Directors, and not by the stockholders. Any Director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been duly elected and qualified or until his or her earlier resignation or removal. Subject to the rights, if any, of the holders of any series or class of Preferred Stock to elect Directors, when the number of Directors is increased or decreased, the Board of Directors shall, subject to Article VI.3 hereof, determine the class or classes to which the increased or decreased number of Directors shall be apportioned; PROVIDED, HOWEVER, that no decrease in the number of Directors shall shorten the term of any incumbent Director.

     5. REMOVAL. Subject to the rights, if any, of any series or class of Preferred Stock to elect Directors and to remove any Director whom the holders of any such stock have the right to elect, any Director (including persons elected by Directors to fill vacancies in the Board of Directors) may be removed from office (i) only with cause and (ii) only by the affirmative vote of the holders of 75% or more of the shares then entitled to vote at an election of Directors. At least forty-five (45) days prior to any meeting of stockholders at which it is proposed that any Director be removed from office, written notice of such proposed removal and the alleged grounds thereof shall be sent to the Director whose removal will be considered at the meeting.

                                   ARTICLE VII

                             LIMITATION OF LIABILITY

     A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (a) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the Director derived an improper personal benefit. If the DGCL is amended after the effective date of this Certificate to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

     Any repeal or modification of this Article VII by either of (i) the stockholders of the Corporation or (ii) an amendment to the DGCL, shall not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification of a person serving as a Director at the time of such repeal or modification.

                                  ARTICLE VIII

                              AMENDMENT OF BY-LAWS

     1. AMENDMENT BY DIRECTORS. Except as otherwise provided by law, the By-laws of the Corporation may be amended or repealed by the Board of Directors by the affirmative vote of a majority of the Directors then in office.

     2. AMENDMENT BY STOCKHOLDERS. The By-laws of the Corporation may be amended or repealed at any annual meeting of stockholders, or special meeting of stockholders called for such purpose as provided in the By-laws, by the affirmative vote of at least 75% of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class; PROVIDED, HOWEVER, that if the Board of Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of the majority of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class.

                                   ARTICLE IX

                    AMENDMENT OF CERTIFICATE OF INCORPORATION

     The Corporation reserves the right to amend or repeal this Certificate in the manner now or hereafter prescribed by statute and this Certificate, and all rights conferred upon stockholders herein are granted subject to this reservation. Whenever any vote of the holders of voting stock is required to amend or repeal any provision of this Certificate, and in addition to any other vote of holders of voting stock that is required by this Certificate or by law, such amendment or repeal shall require the affirmative vote of the majority of the outstanding shares entitled to vote on such amendment or repeal, and the affirmative vote of the majority of the outstanding shares of each class entitled to vote thereon as a class, at a duly constituted meeting of stockholders called expressly for such purpose; PROVIDED, HOWEVER, that the affirmative vote of not less than 75% of the outstanding shares entitled to vote on such amendment or repeal, and the affirmative vote of not less than 75% of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend or repeal any provision of Article V, Article VI, Article VII, Article VIII or Article IX of this Certificate.

                                  [End of Text]

     THIS SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION is executed as of this __ day of _____, ____.


                                               NEUROMETRIX, INC.


                                        By:
                                           -------------------------------
                                           Shai N. Gozani
                                           President and Chief Executive Officer